Exhibit 99.5

Advanced Therapy Logistics and Solutions Group

« ATLAS »

Consolidated IFRS Financial Statements

September 30, 2020

(Expressed in Euros)

Consolidated Statement of Financial Position

In thousands of euros	Notes	09/30/2020
Cash and cash equivalents	5	7,063
Accounts receivable	6	8,810
Inventories	7	548
Other current assets	8	3,960
Total current assets		20,381
Property and equipment and right of use assets	9	4,265
Goodwill	10	15,601
Intangible assets	11	2,899
Deferred income taxes	12	234
Non-current financial assets		176
Total non-current assets		23,175
Total Assets		43,556

In thousands of euros	Notes	09/30/2020
Accounts payable	13	5,479
Other current liabilities	14	3,303
Short-term debt and current portion of long-term debt	15	21,765
Total current liabilities		30,547
Accrued pension plan liability	16	247
Long-term debt	15	4,904
Total non-current liabilities		5,151
Total liabilities		35,698
Share capital	17	12,433
Consolidated reserves		(3)
Cumulative translation reserve		178
Profit (loss) for the year attributable to shareholders		(4,750)
Equity - attributable to shareholders		7,858
Total Equity		7,858
Total Equity and Liabilities		43,556

Consolidated Statement of Income

		09/30/2020	09/30/2020
In thousands of euros	Notes	Statutory	Proforma
Revenue	18	6,732	31,529
Cost of sales		-4,606	-20,029
Sales, General and Administration costs		-286	-2,385
Employee benefits / staff costs		-1,437	-7,063
EBITDA		404	2,053
Depreciation and amortization		-326	-1,486
Current operating profit		78	567
Other operating income and expenses	19	-2,632	-3,100
Operating profit		-2,554	-2,533
Interest and debt expense		-1,535	-1,744
Financial result	20	-1,535	-1,744
Profit before tax		-4,089	-4,277
Income tax	21	-661	-1,061
Net income from continuing operations		-4,750	-5,338
Net result		-4,750	-5,338
Profit (loss) for the year attributable to shareholders		-4,750	-5,338
		0
Basic earning per share in euros	17	-0.39	-0.43
Diluted earning per share in euros	17	-0.36	-0.40

Proforma statement of income includes the effects of the CryoPDP group acquisition as if this acquisition had occurred on January 01, 2020 whereas statutory statement includes the effects of this acquisition on July 29 its effective date.

Income and comprehensive income

		09/30/2020	09/30/2020
In thousands of euros	Notes	Statutory	Proforma
Net result		-4,750	-5,338
Foreign currency translation adjustments		178	-438
Items that may subsequently recycled to profit or loss		178	-438
Comprehensive income		-4,572	-5,776

Consolidated Statement of Cash Flows

		09/30/2020
In thousands of euros	Notes	2 months
Net result		(4,750)

Depreciation and amortization		326
Interest and debt expense		1,535
Income tax		661
Non-cash items		2,522

(Increase)/decrease in inventories		29
(Increase)/decrease in accounts receivable		751
Increase/(decrease) in accounts payable		(582)
Change in other receivables and payables		1,460
Changes in working capital related to operating activities		1,658

Income taxes paid		(510)

Net cash flows from operating activities		(1,080)
Capital expenditures		(359)
Acquisitions of subsidiaries, net of cash acquired		136
Net cash used in investing activities		(223)
Interests paid		(1,352)
Additional borrowings		25,045
Repayments of borrowings		(27,787)
Capital increase		12,433
Net cash (used in)/from financing activities		8,339
Exchange (losses)/gains on cash and cash equivalents		27
Net increase in cash and cash equivalents		7,063

Cash and cash equivalents at beginning of the period	5	0
Cash and cash equivalents at period end	5	7,063

Cash and cash equivalent		7,063
Less bank overdrafts
Net cash and cash equivalents		7,063

Consolidated Statement of Changes in Shareholders’ Equity

In thousands of euros	Notes	Share capital	Foreign currency translation differences	Net profit (loss) for the period	Consolidated reserves	Equity - attributable to shareholders	Non controlling interests	Total Equity
January 1st, 2020	18	0	0	0	-3	-3		-3
Increase (decrease) in capital		12,433				12,433		12,433
Allocation of net profit from prior period				0		0		0
Net income			178	-4,750		-4,572		-4,572
September 30, 2020	18	12,433	178	-4,750	-3	7,858		7,858

Notes to the Consolidated Financial Statements

The consolidated financial statements of Advanced Therapy Logistics and Solutions Group (“Atlas” or “Atlas Group” or “Group”) for the period ended September 30, 2020 are the first consolidated financial statements prepared by the company. They are prepared in accordance with IFRS accounting standards published by the IASB as of September 30, 2020 and on a going concern basis.

IFRS are available on the website of the IASB: https://www.ifrs.org/issued-standards/list-of-standards/

These consolidated financial statements have therefore been prepared in accordance with the provisions of IFRS 1, First-time Adoption of IFRS, with the first-time application procedures described below.

These consolidated financial statements are based on standards and interpretations that are mandatory for annual periods beginning on or after January 1, 2020. The Group has not early adopted any standards and interpretations whose application is not mandatory in 2020.

Other standards, amendments and interpretations applicable to the Group as of January 1, 2020:

-	Amendments to IAS 19 Employee Benefits.

-	IFRIC 23 Uncertainty about Tax Treatment.

The application of the standards and interpretations described above has no significant impact.

The financial statements are presented in thousands of euro unless otherwise indicated. The financial statements as of September 30, 2020 were closed by the Chairman on November 20th, 2020.

Pro forma information

At the beginning of 2020, Atlas was an empty holding company under the ownership of Hivest Capital Partners (“HCP”), an independent French private equity firm. On July 29th, 2020, Atlas acquired the CryoPDP group (“CryoPDP”) through the acquisition of 100% of the shares of Cryo International S.A. from Air Liquide SA (“ALSA”)

CryoPDP provides temperature-controlled logistics and value-added services for clinical trials and the pharmaceutical industry worldwide.

The financial statements include a pro forma Statement of Income for the 9 months period from January 1st to September 30, 2020. This pro forma Statement of Income is intended to facilitate future comparisons and evidence the impact of the acquisition of Cryo International shares. The proforma are prepared as if the acquisition by Atlas had taken place on January 1st, 2020.

Change in ownership

Cryoport Inc. announced on August 21, 2020 that it has signed an agreement to acquire the CryoPDP Group from HCP through the acquisition of 100% of the shares of Atlas. This acquisition was made via Cryoport Netherlands BV (Cryoport NV), a Dutch based company 100% affiliate of Cryoport Inc. (Nasdaq listed) on the October 1st, 2020.

Covid 19

In the context of Covid19 pandemic, the first 9 months of 2020 were impacted by containment measures in nearly all the countries in which CryoPDP operates. In this context, activity did not grow as expected mostly due to delayed clinical trials, postponed to 2021. As a result, the CryoPDP Group did not reach its double digit expected growth for 2020. However, the CryoPDP Group's revenue is still growing and despite this difficult context, the pipeline has never been so high with both existing and new customers, and Covid period was used to expand on new markets and reinforce relationships with customers finding tailor made solutions to respond to 100% of their needs. CryoPDP has maintained its efforts and kept recruiting people over the period to respond to client needs and coming growth with a focus on the mid and long term. Covid-related extra costs amounted to 632k€ from January to September 2020, mainly transport costs representing a direct loss. On the opposite, the CryoPDP Group has received very limited government grants: grants received represent only 13k€ in the UK and 31k€ in Singapore. Despite Covid, DSO reduced from 100 days to 77 days as of the end of September 2020. The target remains to reach the 70 days of DSO by year end.

Note 1: Significant accounting principles

The consolidated financial statements are presented in accordance with the standard "Presentation of Financial Statements" ("IAS 1").

Basis of presentation

Atlas' consolidated financial statements are prepared under the historical cost convention except for financial assets which are measured at fair value.

The fair value of cash, trade receivables, trade payables, other receivables and other payables is equal to their carrying value due to the short-term nature of these instruments. Intra-group transactions, balances and unrealized gains on intercompany transactions between CryoPDP companies are eliminated. Unrealized losses are also eliminated for assets sold and are considered as an indicator of impairment. The accounting policies of subsidiaries have been aligned with those of CryoPDP.

Atlas entities' financial statement data is converted into group functional currency, the euro. The presentation currency of Atlas' financial statements is therefore the euro.

The financial statements of all Group entities (none of which operates in a hyperinflationary economy) whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

- assets and liabilities are translated at the closing rate at the date of each balance sheet,

- income and expenses for each income statement are translated at the average exchange rate;

- all resulting translation differences are recognized as a separate component of other comprehensive income.

These consolidated financial statements are presented in thousands of euro, unless otherwise indicated.

Note 2: Use of estimates, judgments and assumptions

The preparation of financial statements requires Atlas' management to make estimates and assumptions that may affect the carrying amounts of assets, liabilities, income and expenses and the information disclosed in the notes to the financial statements. Atlas' management makes these estimates and assessments on an ongoing basis based on past experience and other factors deemed reasonable, which form the basis of these assessments. They may change as a result of events or information that could call into question the circumstances in which they were prepared at the end of each fiscal year. The amounts that will appear in its financial statements may differ from these estimates as a result of changes in these assumptions or different conditions.

Note 3: Financial risk management

Atlas is mainly exposed to the following risks: credit risk, interest rate risk and liquidity risk, and management has put in place the necessary structures to cover these risks.

Based on an average debt of 22 million euros, a 1% change in interest rates would have an impact of 220 K euros on net financial income.

Given the quality of the Group's customer portfolio and its credit risk management policy, the Group has a history of insignificant credit losses (approx. 0.7% of revenues).

Client risk is limited due to the structure of the client portfolio with a large majority of solvent international groups with sufficient financial strength to not be at risk of bankruptcy due to Covid 19. The only entity with a customer portfolio that structurally includes smaller customers is the French entity for which a collection team and a partnership with a collection agency is in place. Finally, most our balance's historical customers are still active customers, reducing the risk of non-payment.

The Group's working capital requirement is financed by the remittance of a portion of its trade receivables to factoring companies or by the assignment of receivables.

Note 4: Scope and methods of consolidation

Subsidiaries over which Atlas controlled more than half of the voting rights, are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on which control ceases to be exercised.

Business combinations are accounted for using the purchase method in accordance with IFRS 3. The cost of a business combination corresponds to the fair value, at the date of exchange, of assets given, liabilities incurred or assumed and equity instruments issued by the Group in exchange for control of the acquiree.

		09/30/2020	09/30/2020	09/30/2020
Company name	Siren or Country	Voting rights	Ownership Interest	Consolidation method
ATLAS	841 182 272			Parent
ATLAS BIDCO	885 010 249	100.00%	100.00%	I.G
CRYO INTERNATIONAL	529,218,687	100.00%	100.00%	I.G
SPL - SERVICES LIMITED	England	100.00%	100.00%	I.G
CRYO EXPRESS	428,782,833	100.00%	100.00%	I.G
CRYO EXPRESS zoo	Poland	100.00%	100.00%	I.G
CRYO EXPRESS Gmbh	Germany	100.00%	100.00%	I.G
PDP COURIER SERVICES	England	100.00%	100.00%	I.G
PDP COURIER SERVICES INC	United States	100.00%	100.00%	I.G
LIFE SCIENCE LOGISTICS INDIA PRIVATE LIMITED	India	100.00%	100.00%	I.G
PDP COURIER SERVICES LIMITED	Korea	100.00%	100.00%	I.G
PDP COURIER SERVICES PTE LIMITED	Singapore	100.00%	100.00%	I.G
ICS DRY ICE	Netherlands	100.00%	100.00%	I.G
CRYO EXPRESS PTY LTD	Australia	100.00%	100.00%	I.G
CRYOPDP GLOBAL SERVICES	Portugal	100.00%	100.00%	I.G

M = Parent company
I.G = Fully consolidated

The Russian, Malaysian and Hong Kong subsidiaries are not consolidated as they have no business and are not significant.

Business combinations

In July 2020, the Group acquired 100% of the shares of Cryo International, holding company of the CryoPDP group from Air Liquid for 3 534 K euros.

According to IFRS 3, the group will have to identify and estimate at fair value all assets and liabilities of the CryoPDP group in order to allocate the purchase price. This will be done in a later stage within the 12 months following the acquisition on July 29, 2020. All following disclosures are based on historical book value in CryoPDP books prior to acquisition, except for the prior goodwill which was eliminated.

The book value of the net assets acquired breaks down as follows:

In thousands of euros	07/29/2020
Cash and cash equivalents	3,670
Accounts receivable	9,492
Inventories	568
Other current assets	5,765
Total current assets	19,495
Property and equipment and right of use assets	4,266
Intangible assets (excluding goodwill)	2,846
Deferred income taxes	234
Non-current financial assets	175
Total non-current assets	7,521
Total Assets	27,016

In thousands of euros	07/29/2020
Accounts payable	6,002
Other current liabilities	3,541
Short-term debt and current portion of long-term debt	28,279
Total current liabilities	37,822
Accrued pension plan liability	247
Long-term debt	1,014
Total non-current liabilities	1,261
Total liabilities	39,083

Net Assets	(12,067)

Goodwill related to the acquisitions, as determined using the full goodwill method, breaks down as follows:

In thousands of euros	07/29/2020
Total of the purchase price paid in cash	3,534
Book value of net assets acquired	(12,067)
Goodwill	15,601

The cash flows relating to the acquisitions can be analyzed as follows:

In thousands of euros	07/29/2020
Cash and cash equivalents	3,670
Net cash acquired	3,670
Purchase price of shares	(3,534)
Net cash inflow	136

Note 5: Cash and cash equivalents

"Cash and cash equivalents" include cash and short-term investments (less than three months), which are highly liquid, readily convertible to a known amount of cash and subject to an insignificant risk of change in value. The effects of changes in the fair value of cash equivalents are recognized in financial income (loss). Net cash in the cash flow statement includes cash and cash equivalents less bank overdrafts

In thousands of euros	09/30/2020
Opening	0
Acquisition of CryoPDP group	3,670
Increase (decrease) during the year	3,366
Foreign exchange rate adjustment	27
At end of period	7,063

Note 6: Account receivables

Trade receivables are initially measured at fair value and subsequently at amortized cost less impairment losses. They correspond to the fair value of the consideration to be received and are discounted if payments are deferred beyond the periods usually granted by the Group and if the effect on fair value is material.

In accordance with Ifrs 9, trade receivables are subject to an impairment loss determined by considering the expected credit losses over the life of the receivables, based in particular on the impairment rate calculated on the basis of historical non-payments.

In thousands of euros	09/30/2020
Opening	1
Acquisition of CryoPDP group	9,492
Increase (decrease) during the year	-752
Variation of provision	-5
Foreign exchange rate adjustment	74
At end of period	8,810
Gross value at end of period	9,296
Accumulated impairment at end of period	486

In accordance with IFRS 9 and considering the factoring arrangement, the Group maintains the transferred receivables under assets and classifies the debt to the factor under current financial liabilities.

From August 2020, the Group assigned its receivables (from its French and British entities) to the Factor and as of September 30, 2020, the closing balances with the Factor is as follow:

In thousands of euros	09/30/2020
Assigned receivables	-3,049
Factor guarranty deposits	307
Factor current account	1,138

Note 7: Inventories

Inventory is valued at cost using the first-in, first-out method.

Where appropriate, inventories are written down when their value in use is less than their carrying amount.

In thousands of euros	09/30/2020
Opening	0
Acquisition of CryoPDP group	568
Increase (decrease) during the year	-29
Variation of provision
Foreign exchange rate adjustment	9
At end of period	548
Gross value at end of period	548
Accumulated impairment at end of period

Note 8: Other current assets

In thousands of euros	Social receivables	Taxes receivables	Other receivables	Prepaid expenses	Total other current assets
Opening	0	0	0	0	0
Acquisition of CryoPDP group	1	2,442	2,301	1,021	5,765
Increase (decrease) during the year	19	-364	-1,395	-111	-1,851
Foreign exchange rate adjustment		40	-1	7	46
At end of period	20	2,118	905	917	3,960
Gross value at end of period	20	2,118	905	917	3,960
Accumulated impairment at end of period

Note 9: Property and equipment, and rights of use assets

In accordance with the criteria of IAS 16 Property, Plant and Equipment ("IAS 16"), property, plant and equipment include assets held either for use in the production or supply of goods and services or for administrative purposes. These assets are recognized as assets in the consolidated financial position if it is probable that the future economic benefits attributable to the asset will flow to CryoPDP and if the cost of the asset can be measured reliably.

The depreciation method used by the Group is the straight-line method. Property, plant and equipment are valued at their historical acquisition cost less accumulated depreciation and impairment losses.

They are depreciated over their useful life under the following conditions:

- Buildings: 10 to 30 years.

- Office furniture and equipment: 5 to 10 years.

- Computer equipment: 3 years.

- Transport equipment: 5 to 10 years.

Subsequent costs are included in the value of the asset or recognized separately if it is probable that the future economic benefits attributable to the asset will flow to CryoPDP and if the cost of the asset can be measured reliably. Routine maintenance costs are expensed as incurred. Residual value is included in the depreciable amount when it is deemed significant.

The various components of an item of property, plant and equipment are recognized separately when their estimated useful lives and therefore their depreciation periods are significantly different.

The impacts on the balance sheet as of September 30, 2020 concern the recognition of a right of use. The lease term corresponds to the non-cancellable period plus any renewal options whose exercise by the Group is reasonably certain.

In thousands of euros	Property rights IFRS16	Technical installations and transport equipment	Computer and office equipment	Work in progress	Total tangible assets and rights of use
Opening	0	0	0	0	0
Acquisition of CryoPDP group	1,811	1,950	286	219	4,266
Increase (decrease) during the year	95	395		-219	271
Amortisation charge	-175	-67	-49		-291
Foreign exchange rate adjustment	5	13	1		19
At end of period	1,736	2,291	238	0	4,265
Gross value at end of period	3,030	6,274	1,315		10,619
Accumulated depreciation and impairment at end of period	1,294	3,983	1,077		6,354

Note 10: Goodwill

Goodwill is measured at cost, being the excess of the cost of shares in consolidated companies over the acquirer's interest in the net fair value of the identifiable assets, liabilities and contingent liabilities.

Like all intangible assets with an indefinite life, goodwill is not amortized but is tested for impairment at least annually or more frequently when events or changes in circumstances indicate that it may be impaired.

Any impairment recognized is irreversible.

Negative differences between the acquisition cost and the acquirer's interest in the net fair value of the identifiable assets and liabilities acquired (negative goodwill) are recorded, after verification of their amount, directly in the income statement for the period.

In thousands of euros	09/30/2020
Opening	0
Acquisition of CryoPDP group	15,601
Foreign exchange rate adjustment
At end of period	15,601
Gross value at end of period	15,601
Accumulated depreciation and impairment at end of period

The goodwill relates to the acquisition of CryoPDP Group.

Considering that the Atlas acquisition occurred on July 29, 2020, the purchase price allocation following IFRS 3 has not been calculated yet. All goodwill existing in CryoPDP books prior to the acquisition by Atlas have been eliminated in order to calculate the gross value of goodwill as of July 29, 2020.

In a later stage and prior to twelve months after the acquisition, all identified assets and liabilities will be evaluated at fair value and accounted for, as part of the purchase price allocation.

As the context of the economic crisis associated with the Covid-19 pandemic was an indication of possible impairment, the impairment tests were performed internally on the basis of a business plan established in July 2020, integrating the possible effects expected from Covid-19. These tests do not question the recoverable value of the temporary goodwill.

Note 11: Intangible assets

Softwares are recorded at historical cost. Amortization is calculated on a straight-line basis over their estimated useful life (10 years).

Development costs are capitalized when they meet each of the following criteria:

- technical feasibility of completing the intangible asset so that it will be available for use or sale;

- the company's intention to complete the intangible asset in order to use or sell it;

- the company's ability to use or sell the intangible asset;

- reliable estimate of future economic benefits;

- existence of technical and financial resources to complete the project;

- ability of the company to reliably measure the expenditure related to this asset during its development phase. These costs are amortized over their useful life.

In thousands of euros	Software and other intangible assets	Work in progress	Total intangible assets
Opening	0	0	0
Acquisition of CryoPDP group	2,657	189	2,846
Increase (decrease) during the year	101	-13	88
Amortisation charge	-35		-35
At end of period	2,723	176	2,899
Gross value at end of period	3,785	176	3,961
Accumulated depreciation and impairment at end of period	1,062		1,062

Most of the other intangible assets and work-in-progress relate to the implementation of an ERP specific to CryoPDP's activity.

Note 12: Current and deferred tax assets and liabilities

Deferred tax assets and liabilities are measured at the tax rate that is expected to apply to the period when the asset is realized or the liability is settled, based on tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred taxes are recognized using the liability method on all temporary differences between the tax and book values of assets and liabilities in the consolidated balance sheet.

Deferred tax assets on loss carry-forwards are recognized in accordance with the criteria set out in IAS 12, i.e. deferred tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized

In thousands of euros	Deferred taxes from temporary differences	Deferred taxes from employee benefits	Total deferred taxes income tax assets
Opening	0	0	0
Acquisition of CryoPDP group	170	69	239
Increase / (Decrease) of the period			0
Foreign exchange rate adjustment	-5		-5
At end of period	165	69	234

Tax assets and liabilities are grouped by group of fiscal units.

Potential deferred tax assets related to tax losses carryforward have not been recognized considering the historical tax losses. The CryoPDP group’s tax losses carry forward at FY19 end are the following:

In thousands of euros	12/31/2019
France	0
Pologne	607
USA	1,090
UK	0
Singapore	2,269
Australie	19
Portugal	28
At end of period	4,013

Note 13: Accounts payable

In thousands of euros	09/30/2020
Opening	4
Acquisition of CryoPDP group	6,002
Increase (decrease) during the year	-582
Foreign exchange rate adjustment	55
At end of period	5,479

Note 14: Other current liabilities

In thousands of euros	Suppliers of capital assets	Employee-related Payables	Taxes Payable	Other Payables	Total other current liabilities
Opening	0	0	0	0	0
Acquisition of CryoPDP group	26	918	2,019	578	3,541
Increase (decrease) during the year	189	83	-515	-9	-252
Foreign exchange rate adjustment		-2	20	-4	14
At end of period	215	999	1,524	565	3,303
	215	999	1,524	565	3,303

Note 15: Short-term debts and long-term debts

Bank overdraft are included in the short-term debt.

Borrowings also include short and medium-term bank loans and debts related to rights of use.

Interest-bearing loans and overdrafts are initially recognized at fair value and subsequently measured at amortized cost using the effective interest rate method. Differences between the amounts received (net of direct issue costs) and the amounts due on settlement or repayment are amortized to income over the term of the loan using this method.

In thousands of euros	Opening	Acquisition of CryoPDP group	New borrowings	Repayments	Other reclassifications	Currency Translation Adjustment	At end of period
Borrowings non current portion			21,700		(17,700)		4,000
Long-term leases liabilities - IFRS 16		1,014	20		(132)	2	904
Other financial liabilities non current
Long-term debt		1,014	21,720		(17,832)	2	4,904
Borrowings current portion		27,481		(27,612)	17,700	131	17,700
Short-term leases liabilities - IFRS 16		797	75	(175)	132	4	833
Other financial liabilities current			3,067			(19)	3,048
Accrued Interest		1	183				184
Short-term debt and current portion of long-term debt		28,279	3,325	(27,787)	17,832	116	21,765
Financial debt		29,293	25,045	(27,787)		118	26,669

In thousands of euros	Opening	Acquisition of CryoPDP group	New borrowings	Repayments	Other	Currency Translation Adjustments	At end of period
Financial liabilities		29,293	25,045	(27,787)		118	26,669
Cash and cash equivalent		(3,670)			(3,366)	(27)	(7,063)
Net debt		25,623	25,045	(27,787)	(3,366)	91	19,606

Prior to the transaction between ALSA and HCP, CryoPDP had only intercompany financial indebtedness with ALSA.

On the closing date of the acquisition of CryoPDP from ALSA, HCP refinanced all the financial debts and set up a 21.7m€ financing. The main terms of this new debt were:

-	17.7m€: a 7-year in fine repayable bond loan with attached warrants, bearing interest at Euribor (3 or 6 months) + 6% margin. Each bond comprises a Class 1 warrant and a Class 2 warrant, which shall give the right to subscribe respectively to 502 Atlas’ preferred shares and 40 Atlas’ ordinary shares.

-	Furthermore, a 5m€ capex line facility for potential future acquisitions on the same terms of repayment and interest as the 17.7m€ loan was agreed with the lenders. This capex line was not drawn as of September 30, 2020.

-	4m€ interest free seller’s loan repayable in two instalments: 0.5m€ to be repaid 5 years after the acquisition and 3.5m€ to be repaid 8 years after the acquisition.

-	Two factoring arrangement contracts were signed at the beginning of August on the French and the UK operational entities for respectively 1.1m€ and 1.9m€. The factored accounts receivable are not derecognized and they are classified in short-term financial borrowings (see “Credit Risk”).

The Sale and Purchase Agreement of the acquisition of Atlas by CryoPort signed on August 21, 2020 provides that the 17.7 m€ long-term loan was due and repayable at the date of the effective acquisition on October 1st, 2020. In that extent, the loan is classified as short-term financial liability at September 2020 end. Furthermore, on October 01st 2020, the change in shareholder control breaks one of the covenants provided by the loan agreement, and the loans become due and payable.

At the closing of the transaction between HCP and Cryoport (October 1st, 2020), all the existing debt was refinanced except the 4m€ seller’s loan which remains in place:

-	An intercompany loan was set up between Cryoport NV and CryoPDP for 18.8m€ in order to repay the 17.7m€. The 18.8 m€ intercompany loan with Cryoport NV have a maturity up to 2029 and an interest bearing as per Arm’s Length Standard as per OECD rules and regulations.

-	5m€ of additional capex facility agreed by the lenders were not drawn down and therefore cancelled

-	Factoring facilities remains for the same amount as of September 30, 2020.

According to IFRS 9, the borrowings are measured using the amortized cost method. The 1.3m€ financing costs incurred for the financing of the acquisition of the CryoPDP Group by Atlas have been spread from the date of the CryoPDP acquisition until the date of the refinancing by CryoPort.

Note 16: Accrued pension plan liability

The Group accounts for defined benefit plans and defined contribution plans in respect of its retirement commitments, in accordance with the laws and practices of each country in which the Group operates.

The Group accounts for its pension commitments using the projected unit credit method as required by IAS 19. This valuation incorporates assumptions concerning mortality rates, staff turnover and future salary projections. The liability recognized in the balance sheet at each balance sheet date is the present value of the defined benefit obligation.

They mainly comprise retirement indemnities under the collective bargaining agreement in France. The main assumptions used in 2019 are a discount rate of 0.77% and a salary increase rate of 3%. The amount has not been discounted. No variation has been booked at September 2020 end as it was not relevant.

12/31/2019
Average discount rate	0,77%
Mortality table	INSEE TD-TV 14-16
Age of retirement	60 - 62 years
Future salary increase	3%
Turnover rate	0% - 6%

Note 17: Share capital

Earnings per share are calculated by dividing the consolidated net income of CryoPDP by the weighted average number of shares outstanding during the period.

Diluted earnings per share are calculated assuming the exercise of all dilutive options and using the "treasury stock" method as defined in IAS 33 Earnings per Share.

09/30/2020
Weighted average number of shares	12,432,500
Weighted average number of shares in the calculation of diluted earnings per share	13,391,840

The share capital consists of 12,432,500 shares.

There are dilutive instruments: 1.770 BSA Class 1 entitling 888,540 preference shares and 1.770 BSA entitling 70,800 common shares, associated with the 17.7 m€ bonds issued for the financing of the acquisition.

Note 18: Revenue recognition

The Group's revenues are recognized when the customer obtains control of the service. Control is defined as the ability to decide on the use of the asset and to obtain substantially all of the residual economic benefits. Most of the Group revenue is composed of transportation services recognized upon full execution of the service according to incoterms transportation contract.

Note 19: Other operating income and expenses

Operating income and expenses include all income and expenses directly related to the Group's activities, whether these income and expenses are recurring or result from one-off decisions or transactions.

Other operating income and expenses are defined as unusual, abnormal, infrequent and significant.

As of 30 09 2020, other operating income and expenses represented a net expense of €-2.6m K split as below:

In thousands of euros	09/30/2020
Acquisition costs (not related to financing)	-2,618
Others	-14
Total	-2,632

Note 20: Financial result

Cost of net financial debt is comprised of all income and expenses generated by the components of the cost of gross financial debt less those relating to cash and cash equivalents, including the related interest rate hedging gains and losses.

Gross financial debt comprises current and non-current borrowings, other current and non-current financial liabilities and derivatives.

Other financial income and expenses are those not included in the cost of net financial debt. They mainly comprise foreign exchange gains and losses and other miscellaneous financial income and expenses.

The financial result includes 1.3m€ of financing costs and anticipated repayment fees paid to the lenders.

Note 21: Income tax

The income tax as of September 30, 2020 was calculated on the basis of the actual taxable profit / (loss) of each entity.

According to IAS 12, a tax must be calculated based on a net amount of income and expenses, and this net amount may be different from the net accounting income.

The CVAE (Cotisation sur la Valeur Ajoutée des Entreprises) meets the definition of an income tax as set forth IAS 12 and therefore has been recognized under «Income taxes".

In thousands of euros	Statutory
Payable income tax	-664
Deferred income tax	3
Income tax	-661

In thousands of euros	Statutory
Profit before tax	-4,089
Parent company's tax rate	28%
Theoretical tax (charge) / gain	1,145
Impact of unbook tax losses carried forward	-1,332
Provision for uncertainties tax position	-450
Others adjustments (permanent differences, rate, …)	-24
Real tax (charge) / gain	-661
Effective tax rate	-16%

Following IAS 12 and IFRIC 23, the group analyzed its tax uncertain position in all geographic and a 450 k€ accrual was accounted for.

Note 22: Off-balance sheet commitments and contingent liabilities

As part of the deal with Air Liquide, Atlas obtained from Air Liquide a liability guarantee for specific identified risks and a general liability guarantee capped to 5 m€ over a 24 months period.

The SPA also provides with an earn-out to pay by Atlas to Air Liquide if the FY20 EBITDA of CryoPDP subgroup will exceed 4.4 m€. The maximum earn-out is 4.4 m€ if the EBITDA exceed 5.7 m€.

The two bonds loans (17.7 m€ and undrawn 5.0 m€), which were fully refinanced on October 1st, 2020, were subject to financial conditions related to:

- a minimum EBITDA for FY20 and FY21,

- a certain level of cash at FY21 end

- the ratio of Cashflow to Debt Service not less than 1.0

- the net senior leverage ratio (Total Senior Net Debt to Consolidated EBITDA) not exceeding specific decreasing ratios assessed every month from Dec21 end to the maturity date of the loans.

Furthermore, the Group has commitments on lease agreements signed before September 2020 end starting later. The new office in Tremblay (replacing the old AL facility in Bobigny) is signed for 10years- starting date 1st November 2020, with a monthly rent of 12.9k€. Total commitment of 1.5m€.

Note 23: Related party disclosures

HCP is considered as a related party. HCP charged 837 k€ of services to Atlas, of which 531 k€ remain in accounts payables on September 30, 2020 and will be repaid immediately after.

Note 24: Subsequent events

On October 1st, 2020, HCP sold to Cryoport Inc 100% of the shares of Atlas and all its subsidiaries. All the existing financial debt was refinanced except the 4m€ seller’s loan. For further information, please refer to Note 15 above.